UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 29, 2011 (March 24, 2011)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2011, Pinnacle Data Systems, Inc. (the “Company”) entered into a Credit Agreement and a Security Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), providing for a revolving credit facility (the “Line”) with a maximum line of credit of $3.0 million, subject to borrowing base restrictions. The borrowing base is determined as follows: 1) the sum of (a) 85% of the aggregate amount of eligible accounts receivable located within the United States, plus (b) 75% of the aggregate amount of eligible accounts receivable located outside of the United States, plus (c) the lesser of 10% of the aggregate amount of eligible inventory or $500,000.

The outstanding balance on the Line bears interest monthly at a fluctuating annual rate of 3% above the Daily One Month London Interbank Offered Rate (“LIBOR”). The maturity date of the Line is March 22, 2013.

The Line is subject to customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company with respect to liens, indebtedness, guaranties, investments, mergers, and dispositions of assets. The Credit Agreement also contains certain financial covenants, including a maximum ratio of total liabilities to tangible net worth, minimum net income on a rolling four quarter basis, and a minimum debt service coverage ratio. The Line is evidenced by a Revolving Line of Credit Note made by the Company in favor of Wells Fargo, and is secured by substantially all of the assets of the Company, as provided for in the Security Agreement.

The Credit Agreement may be terminated by Wells Fargo immediately upon default, The Company may use borrowings under the Credit Agreement for general corporate purposes. Any unused portions of the Line will be subject to unused Line fees.

The foregoing descriptions of the Credit Agreement, Security Agreement and Revolving Line of Credit Note do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, Security Agreement and Revolving Line of Credit Note, which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 24, 2011, in connection with entering into the Credit Agreement and Security Agreement described above under Item 1.01, the Company terminated that certain Credit and Security Agreement by and between the Company and Wells Fargo dated April 3, 2009 (the “Prior Credit Agreement”), and as amended by that certain First Amendment to the Prior Credit Agreement dated August 4, 2009 (the “First Amendment”), that certain Second Amendment to the Prior Credit Agreement dated November 16, 2009 (the “Second Amendment”), and that certain Third Amendment to the Prior Credit Agreement dated January 20, 2011 (the “Third Amendment”, and together with the Prior Credit Agreement, the First Amendment and the Second Amendment, the “Prior Line”).

The Prior Line provided for a revolving credit facility with a maximum line of credit of $9.0 million, subject to borrowing base restrictions. The borrowing base was determined as: 1) the sum of (a) 85% of the aggregate amount of eligible accounts receivable located within the United States, plus (b) 75% of the aggregate amount of eligible accounts receivable located outside of the United States, plus (c) the lesser of 10% of the aggregate amount of eligible inventory or $500,000; less 2) the sum of a borrowing base reserve which could be established by Wells Fargo in its sole discretion, plus other indebtedness to Wells Fargo which could occur outside of the Prior Credit Agreement. The Prior Line was evidenced by a Revolving Note made by the Company in favor of Wells Fargo, and was secured by substantially all of the assets of the Company, as provided for in the Prior Credit Agreement.

On the date of the termination, the Company made a final payment to Wells Fargo of all unpaid interest, fees, costs and expenses under the Prior Line and an additional $30,000 as collateral security for the Company’s obligations to Wells Fargo under the Prior Line (the “Reserve”). Any balance of the Reserve remaining after 45 days from the date of termination will be returned to the Company. The Company did not incur any early termination penalties in connection with the termination of the Prior Line.

The foregoing description of the Prior Line does not purport to be complete and is qualified in its entirety by reference to the following: (a) the Prior Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 9, 2009; (b) the First Amendment to the Prior Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 4, 2009; (c) the Second Amendment to the Prior Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 16, 2009; and (d) the Third Amendment to the Prior Credit Agreement, which was filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on January 24, 2011, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement

10.2	Security Agreement

10.3	Revolving Line of Credit Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot, Chief Financial Officer

Dated: March 29, 2011